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                                 PROMISSORY NOTE


$1,198,800                                                        June 30, 2000

         FOR VALUE RECEIVED, the undersigned, Portsmith LLC, an Idaho limited liability company ("Maker"), promises to pay to the order of Mobility Electronics, Inc., a Delaware corporation ("Payee"), at 7955 East Redfield Road, Scottsdale, Arizona 85260 (or such other address as Payee may advise Maker in writing), the principal sum of ONE MILLION ONE HUNDRED NINETY EIGHT THOUSAND EIGHT HUNDRED AND 00/100 DOLLARS ($1,198,800), in lawful currency of the United States of America, together with interest accrued thereon (calculated on the basis of a 365-day year) at a rate of 6% per annum from the date hereof until this Note is paid in full.

         1. Payments. The principal balance of this Note is due and payable in full on June 30, 2003. Accrued but unpaid interest on this Note shall be due and payable on each annual anniversary of the date of this Note, commencing on June 30, 2001.

         2. Optional Prepayment. Maker may at its sole option prepay all or any part of the principal of this Note, or interest thereon, before maturity without penalty or premium. All such prepayments shall first be applied to accrued interest under this Note, and the remaining balance of any such prepayments, if any, shall be applied to principal of this Note.

         3. Security. This Note is secured by a security interest in the Pledged Securities (as defined in that certain Pledge Agreement, of even date herewith, by and between Payee and Maker (the "Pledge Agreement")). Payee shall be entitled to all benefits of the remedies and security set forth in the Pledge Agreement.

         4. Events of Default and Remedies. At the option of Payee the entire principal balance of, together with all accrued and unpaid interest on, this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events of default ("Events of Default"):

              (i) Failure of Maker to make any payment of principal or interest when due hereunder, and such failure continues for a period of 5 business days after the receipt by Maker of written notice from Payee of the occurrence of such failure; or

              (ii) Failure of Maker to perform any covenant, agreement or condition contained herein or in the Pledge Agreement, except the failure of Maker to make any payment of principal or interest when due hereunder, and such failure continues for a period of 10 days after the receipt by Maker of written notice from Payee of the occurrence of such failure; or

              (iii) Maker shall (a) become insolvent, (b) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (c) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 90 days of the filing of same). As used herein, the term



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"Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         In the event any one or more of the Events of Default specified above shall have happened, the holder of this Note may (a) enforce its rights, if any, under this Note and or under the Pledge Agreement and/or (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in the Pledge Agreement or in aid of the exercise of any power or right granted by this Note or the Pledge Agreement, or to enforce any other legal and equitable right of the holder of this Note or in the Pledge Agreement.

         5. Recourse. Neither Maker nor any of its officers or members shall have personal liability for the payment of the principal of, or interest on, this Note, and Payee's source of satisfaction for the payment of the principal of and interest on this Note shall be limited to the Pledged Securities.

         6. Waiver. Except as expressly provided herein, Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of protest and any and all lack of due diligence or delay in collection or the filing of suit hereon which may occur.

         7. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         8. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Maker, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail. The address of Maker is 1111 South Orchard, Suite 109, Boise, Idaho 83705, or such other address as Maker shall advise the holder hereof by certified or registered letter by this same procedure. "Business Day" means every day which is not a Saturday, Sunday or legal holiday.

         9. Successors and Assigns. This Note and all covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representatives, devisees, heirs, successors and assigns of Payee and Maker.

         10. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. IN



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CASE ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS NOTE SHALL FOR ANY
REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF.

         11. Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Payee shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Payee to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Payee ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Maker and Payee shall, the maximum extent permitted under applicable law (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

         12. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

         13. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         EXECUTED as of the day and year first above written.


                                             PORTSMITH LLC



                                             By: /s/ HOLMES LUNDT
                                                -------------------------------
                                                    Holmes Lundt,
                                                    General Manager



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